UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 3, 2012
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona 85251
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2012, Kona Grill, Inc. (“the Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). For more information on the following proposals, see the company’s proxy statement dated March 15, 2012, the relevant portions of which are incorporated herein by reference. Below are the final voting results.

(1)	The stockholders elected each of the Class I directors to serve for a three-year term expiring in 2015:

	For	Against	Broker Non-Votes
James R. Jundt	5,291,921	700,673	1,447,123
Steven W. Schussler	5,722,469	270,125	1,447,123

(2)	The stockholders approved the Company’s 2012 Stock Award Plan:

For	5,595,670	93.4%
Against	339,174	5.6%
Abstain	57,750	1.0%
Broker Non-Votes	1,447,123

(3)	The stockholders ratified the appointment of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2012:

For	7,368,750	99.0%
Against	69,501	1.0%
Abstain	1,466

Item 8.01 Other Events.

On May 3, 2012, the Board of Directors of the Company authorized a stock repurchase of up to $5 million of the Company’s outstanding common stock, effective May 4, 2012. Repurchases under the program will be made in open market or privately negotiated transactions in compliance with the Securities and Exchange Commission Rule 10b-18. The Company intends to fund the repurchase program from available cash and to retire any shares repurchased. The Company, however, has no obligation to repurchase shares under this authorization, and the timing, actual number and value of shares to be purchased will depend on the Company’s stock price and other market conditions.  The Company previously completed a $5 million stock repurchase plan in February 2012 purchasing 859,000 shares at an average cost of $5.80 per share.

A copy of the press release announcing the Company’s stock repurchase plan is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONA GRILL, INC.

Date: May 4, 2012	By:	/s/ Christi Hing
Christi Hing Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 3, 2012 announcing the Company’s stock repurchase program.